UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2008
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 18, 2008, Austin Shanfelter submitted his written resignation effective immediately as a director of MasTec, Inc. (the “Company” or “MasTec”). Mr. Shanfelter’s resignation was for personal reasons and to allow him to devote additonal time and efforts to his other business interests. The resignation was not as the result of any disagreement between Mr. Shanfelter and the Company regarding the Company’s operations, policies or practices.
     Following Mr. Shanfelter’s resignation, on December 23, 2008, the Company and Mr. Shanfelter entered into an Agreement (the “Agreement”) to modify certain matters pertaining to Mr. Shanfelter’s employment agreement, deferred bonus agreement and split dollar agreement, which he had originally entered into with the Company at the time he served as the Company’s Chief Executive Officer. This Separation Agreement provides:
•	for Mr. Shanfelter’s employment with the Company to terminate on December 23, 2008;

•	for Mastec to pay to Mr. Shanfelter on January 2, 2009 approximately $2,388,347, which is equal to the amount, as of December 23, 2008, that MasTec would have been required to pay Mr. Shanfelter pursuant to the deferred bonus agreement between MasTec and Mr. Shanfelter in the event that a change of control of MasTec had occurred. As a result of this payment, the deferred bonus agreement as amended, and the split dollar agreement between MasTec and Mr. Shanfelter, as amended, have been terminated;

•	that Mr. Shanfelter continue to be subject to certain noncompetition provisions and certain nonsolicitation provisions;

•	that all of Mr. Shanfelter’s restricted stock shall vest as of the date of separation and that Mr. Shanfelter’s outstanding stock options shall continue to be exercisable until their respective expiration dates; and

•	that all of Mr. Shanfelter’s benefits, other than COBRA benefits, shall terminate as of the effective date of the Agreement.
     The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement which is filed herewith as Exhibit 10.1, and is hereby incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Agreement dated December 23, 2008, between MasTec, Inc. and Austin Shanfelter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.
Date: December 24, 2008	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated December 23, 2008, between MasTec, Inc. and Austin Shanfelter.

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